Table of Transactions

200 shares at 86.83
700 shares at 86.85
100 shares at 86.86
300 shares at 86.88
300 shares at 86.89
1300 shares at 86.9
400 shares at 86.91
100 shares at 86.92
1100 shares at 86.93
500 shares at 86.94
1600 shares at 86.95
1800 shares at 86.96
2000 shares at 86.97
2400 shares at 86.98
1500 shares at 86.99
2900 shares at 87
1100 shares at 87.01
800 shares at 87.02
1300 shares at 87.03
100 shares at 87.04
400 shares at 87.05
1000 shares at 87.06
1500 shares at 87.07
700 shares at 87.08
2100 shares at 87.09
700 shares at 87.1
100 shares at 87.11
500 shares at 87.12
200 shares at 87.13
2500 shares at 87.14
1900 shares at 87.15
1000 shares at 87.16
1500 shares at 87.17
100 shares at 87.18
1400 shares at 87.19
5100 shares at 87.2
1100 shares at 87.22
2100 shares at 87.25
400 shares at 87.27
200 shares at 87.29
500 shares at 87.3
300 shares at 87.32
3800 shares at 87.34
400 shares at 87.35
1200 shares at 87.36
100 shares at 87.37
1200 shares at 87.38
500 shares at 87.39
1600 shares at 87.4
900 shares at 87.41
900 shares at 87.44
100 shares at 87.45
200 shares at 87.47
400 shares at 87.48
100 shares at 87.55
300 shares at 87.56
100 shares at 87.66
800 shares at 87.72
200 shares at 87.73
1100 shares at 87.76
300 shares at 87.77

60,000 shares at an average sale price of $87.1631